CONFIDENTIAL TRANSITION AND SEPARATION AGREEMENT
This Confidential Transition and Separation and General Release Agreement (the “Agreement”) is entered into by and between Match Group Americas, LLC located at 8750 North Central Expressway, Suite 1400, Dallas, TX 75231, for itself and all of its parent, subsidiary, and affiliated entities, joint venturers and partnerships, as well as their respective directors, officers, partners, employees, agents, attorneys, successors, and assigns, past and present, and each of them (collectively the “Company”), on the one hand, and Jeanette Teckman on behalf of herself and her agents, representatives, heirs, executors, trustees, and assigns (collectively, “Employee”), on the other hand. The Company and the Employee are referred to together as the “Parties” and each a “Party.”
AGREEMENTS
1.Severance of Employment Relationship. In consideration for Employee signing and complying with the terms of this Agreement, Employee and the Company agree that Employee will continue with transitional employment and cease to be employed by Company effective as of November 8, 2024 (“Resignation Date”). The period between the effective date of this Agreement and the Resignation Date shall be referred to as the “Transition Period.” Employee hereby confirms her agreement and understanding that after the Resignation Date: (a) Employee will have no further continuing right to be employed by Company; (b) Employee will no longer hold herself out as a current employee of the Company; and (c) Employee will not accrue any benefits except as specified herein. Employee will be paid all final pay, including payment for all accrued but unused PTO, in the first payroll period following the Resignation Date.

2.Transition Period. The Transition Period shall end on, and Employee will cease engaging in all job functions effective November 8, 2024. During the Transition Period Employee will be compensated at the employee’s current salary and benefits, less applicable deductions and withholdings, as long as Employee continues to meet all of the requirements of the applicable benefit plans and continues to comply with the terms of this Agreement. Employee’s at-will employment will automatically conclude on the Resignation Date without further notice.

Employee and the Company agree that Employee will continue to be employed and help transition her duties through to the Resignation Date. Employee understands if she does not timely sign, or revokes, this Agreement Employee’s employment will be deemed to terminate effective on October 17, 2024 (the 21st day after Employee has been presented with this Agreement), in which case Employee will not be eligible for any of the benefits described in this Agreement, including the separation benefits described in Section 3.

3.Separation Consideration. Provided that Employee has signed and materially complied with this Agreement, and provided that Employee signs and returns the attached Separation General Release on, or within five (5) business days of the Resignation Date, and in further consideration for the promises and representations made in this Agreement and the Separation General Release, and as full and final settlement for any and all claims Employee has or may have against the Company and the Company Released Parties, the Company agrees to provide the following (collectively, the “Severance”):

aWithin fourteen (14) business days of the date of the signed attached Separation General Release, the Company agrees to pay Employee a lump sum in the amount of $805,000.00 (EIGHT HUNDRED AND FIVE THOUSAND DOLLARS) minus all applicable tax withholdings and other applicable government payroll deductions;

bEmployee will be deemed eligible and will receive her annual discretionary bonus target amount in respect of the 2024 performance year based on the Corporate performance factor as determined by the Compensation and Human Resources Committee of the Board of Directors of Match Group, Inc. (currently expected as 93%), to be paid at the regular time of the Company’s annual discretionary bonus payments in March 2025, minus all applicable tax withholdings and other applicable government payroll deductions;

cProvided Employee timely elects COBRA continuation coverage, the Company agrees to pay Employee’s COBRA payments for TWELVE (12) MONTHS of COBRA continuation coverage for the months of December 2024 through November 2025 at Employee’s currently elected level of coverage and for the eligible individuals who are currently covered by Employee’s election, minus all applicable tax withholdings and other applicable government payroll deductions; and

dTwelve (12) months of outplacement services provided by the Company at the Company’s expense.

Employee expressly agrees that the Severance is good and valuable consideration and a benefit to which Employee is not otherwise entitled following the Resignation Date or if Employee did not sign this Agreement. Payment of the Severance to Employee shall constitute a full and valid discharge of the Company’s payment obligation pursuant to this Agreement.

The Company and the Company Released Parties (as defined below) make no representations or warranties regarding the tax treatment, taxability, and/or non-taxability of the payments referenced in Section 3, including the status of such payments for purposes of employment taxes including Medicare or Social Security. Employee acknowledges that he/she has been advised to seek independent legal advice regarding the tax treatment, taxability, and/or non-taxability of the payments referenced in Section 3, including the status of such payments for purposes of employment taxes including Medicare and Social Security, and has not relied upon any representation or warranty of the Company on that subject. Employee understands and agrees that Employee shall be solely and exclusively responsible for the payment of any and all federal, state, local, and/or employment taxes, including any interest and/or penalties assessed thereon, owed with respect to the payments referenced in Section 3 except for those portions of payroll tax deductions that are normally the responsibility of the employer, including, but not limited to, withholdings for FICA, Social Security, and similar payroll tax withholdings. Employee hereby agrees to indemnify and hold harmless the Company against any tax, interest, or penalties, or any assessments, losses, fees, costs, attorneys’ fees, or damages, arising from any demand, order, or claim by any taxing or governmental authority to pay any tax, interest, or penalty owed with respect to the payments referenced in Section 3 except for those portions of payroll tax deductions that are normally the responsibility of the employer, including, but not limited to, withholdings for FICA, Social Security, and similar payroll tax withholdings.

4.Release of Known and Unknown Claims. In exchange for the Transition Period, the Company’s compliance with this Agreement, and the opportunity to receive the Severance, Employee irrevocably and unconditionally releases and forever discharges the Company, as defined above, as well its affiliated, parent, related, and subsidiary companies, licensees, joint venturers and partnerships, as well as their respective directors, officers, shareholders, partners, employees, agents, attorneys, successors, and assigns, past and present, and each of them (collectively referred to as the “Company Released Parties”), from any and all claims, demands, liabilities, suits or damages of any type or kind, whether in law or in equity, known or unknown, suspected or unsuspected, arising from or in any way related to Employee’s employment with the

Company, and/or the severance of such employment from the Company and/or any events regarding Employee’s employment occurring prior to the execution of the Agreement, including without limitation, all of those based on allegations of discrimination or harassment on the basis race, color, sex, age, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other bases protected by federal, state or local laws including, without limitation, the Texas Labor Code, including the Texas Human Rights Act, Tex. Lab. Code Ann. §§ 21.051, 21.055, 21.101; Texas Equal Work, Equal Pay Law, Tex. Gov’t Code Ann. § 659.001; Texas Whistleblower Protection Law, Tex. Gov’t Code Ann. § 554.002; Texas Worker’s Compensation Retaliation Law, Tex. Lab. Code Ann. § 451.001; Texas Blacklisting Law, Tex. Lab. Code Ann. § 52.031; Texas Payment of Wages Law, Tex. Lab. Code Ann. § 61.011 et seq.; Texas Minimum Wage Law, Tex. Lab. Code Ann. § 62.051 et seq.; Texas AIDS Testing Law, Tex. Health & Safety Code Ann. § 81.101 et seq.; all as amended; and any other Texas state or local law, statute, or regulation relating to the employment relationship; any claim under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et seq.; the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (“ADA”); the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq. (“FMLA”); the Equal Pay Act; the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq. (“ADEA”); violation of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); violation of the Occupational Safety and Health Act or any other safety and/or health laws, statutes or regulations; violation of the Employment Retirement Income Security Act of 1974 (“ERISA”); the Civil Rights Act of 1991; the Civil Rights Act of 1866; the Worker Adjustment Retraining and Notification Act; the Fair Credit Reporting Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Jury Systems Improvement Act; the Genetic Information Nondiscrimination Act; or any contract, tort, wage and hour law, and/or any federal, state or local fair employment practice of civil rights law, ordinance or executive order, or any other wrongdoing or improper conduct whatsoever, including but not limited to: any claims for violation of any state or federal law or regulations; breach of contract (express or implied); breach of the implied covenant of good faith and fair dealing; wrongful discharge; retaliation; violation of public policy; assault and/or battery; sexual assault and/or battery; invasion of privacy; misrepresentation; defamation; fraud; fraudulent inducement; emotional distress; and any and all other claims or torts whatsoever, all to the fullest extent permitted by law.  Company and Employee agree that Employee’s release does not include a release of any claim or entitlement that Employee has to (a) workers’ compensation benefits; (b) government-provided unemployment benefits; (c) any vested rights to benefits under any employee benefit plan; (d) any rights or benefits conveyed to Employee under the Agreement; (e) any claims that arise after the Effective Date of this Agreement; or (f) any other rights or claims under applicable federal, state or local law that cannot be waived or released by private agreement.
5.Release of Employee. In further consideration for Employee signing and complying with the terms of this Agreement, the Company agrees that Company irrevocably and unconditionally releases and forever discharges Employee from any and all claims, demands, suits, causes of action, fees and liabilities or damages of any kind whatsoever, whether in law or equity, based on facts that are known or reasonably knowable by the Company, arising from or in any way related to Employee’s employment with or separation from the Company and/or events involving the Employee prior to the Effective Date with the exception of claims under any compensation recoupment policy. The Company hereby represents that as of the Effective Date, the Company has no actual knowledge of any basis for any such claims against Employee.
6.Employee Rights and Permitted Disclosures. Nothing in this Agreement shall prohibit or restrict Employee (or Employee’s attorney) from (i) filing a charge, testifying, assisting, complying with a subpoena from, or participating in any manner in an investigation, hearing or proceeding; responding to any inquiry; or otherwise communicating with a criminal or civil law enforcement agency, an attorney general, or any administrative or regulatory (including any self-regulatory) agency or authority, including, but not limited to, the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the Commodity Futures Trading Commission (“CFTC”), the Consumer Financial Protection Bureau (“CFPB”), the Occupational Safety and Health Administration (“OSHA”), the Department of Justice (“DOJ”), the U.S. Congress, any agency Inspector General, the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any other state or local commission on human rights or agency enforcing anti-discrimination laws, or (ii) speaking with an attorney retained by Employee. Employee understands that nothing in this Agreement shall require notification or prior approval by the Company of any communications described above. Nothing in this Agreement prohibits or restricts Employee from exercising any rights under the National Labor Relations Act (“NLRA”) including the right to discuss the terms or conditions of employment with co-workers, or to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection. Nevertheless, you understand that by signing this Agreement you are waiving your right to receive any monetary or non-monetary damages arising under any of the claims and/or causes of action waived in this Agreement, however, nothing in this Agreement limits your ability to receive an award for information provided to any federal, state or local law enforcement or administrative agency.
7.Warranties. Employee specifically represents that, subject to the Employee Rights and Permitted Disclosures paragraph, Employee will not in the future file, voluntarily participate in, instigate or persuade the filing of any lawsuit by any party in any state or federal court or arbitration tribunal, claiming that the Company has violated any local, state or federal laws, statutes, ordinances or regulations based upon events occurring prior to the date of the execution of this Agreement. For the avoidance of doubt, Employee is not waiving any right to assert a defense or counterclaim to any lawsuit filed by the Company against or regarding Employee.
8.Non-Disclosure of this Agreement. Subject to the Employee Rights and Permitted Disclosures paragraph and except as otherwise required by law, the Parties agree that this Agreement is confidential and neither party will disclose the existence or terms of this Agreement to any person or entity, except to their respective attorneys, accountants or any governmental taxing authority on a need-to-know basis only. The Parties further agree to inform any such attorneys, accountants and governmental authorities or agencies about this confidentiality provision and that they will agree to be bound by it.
9.Cooperation. Employee agrees to reasonably cooperate with the Company and its counsel in connection with, but not limited to, any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved or of which Employee has or had knowledge. The Company will reimburse reasonable out-of-pocket expenses that Employee incurs in complying with requests by the Company hereunder, provided the expenses are authorized by the Company in advance. However, Employee will not be entitled to compensation for expenses arising from any proceeding brought by Employee or in any circumstance in which compensation is prohibited by law. In the event an order or subpoena issued by a court or government agency relating to Employee’s employment with the Company, Employee agrees to provide notice of receipt of such judicial order, inquiry or subpoena to the Chief Legal Officer for the Company (8750 North Central Expressway, Suite 1400, Dallas, TX 75231), within 48 hours of receipt, so that the Company will have the opportunity to intervene to assert whatever rights it has to nondisclosure prior to Employee’s response to the order, inquiry or subpoena.

10.Non-Disparagement. Subject to the Employee Rights and Permitted Disclosures paragraph, Employee agrees not to make any negative, disparaging, detrimental or derogatory comments to any third party about the Company or about its businesses, employees, executives, agents, or representatives at any time whatsoever. In turn, the Company agrees to instruct its senior leadership not to make any negative, disparaging, detrimental or derogatory comments to any third party about the Employee. The Company further agrees to not allow any negative statement to be made publicly on its behalf.

11.Confidential. Employee agrees that as of the Resignation Date, Employee will have returned to the Company or destroyed all proprietary and/or Confidential Information and documents in any form.

12.Attorneys’ Fees. Should any party institute any action or proceeding to enforce, interpret or apply any provision of this Agreement, or any released claims, the parties agree that the prevailing party shall be entitled to reimbursement by the losing party of all costs and expenses, including, but not limited to, all of its attorneys’ fees.
13.Governing Law; Venue. Any dispute, controversy, or claim arising out of or relating in any way to this Agreement or Employee’s employment with or separation from the Company shall be exclusively resolved by binding arbitration in accordance with the Mutual Agreement to Arbitrate Claims on an Individual Basis and Summary of the Alternative Dispute Resolution Program, which references and incorporates the Match Group, Inc. Alternative Dispute Resolution Program document (collectively, the “Arbitration Agreement”), executed by Employee on February 13, 2018. All disputes arising from or related to this Agreement shall be resolved by binding arbitration on an individual basis without the right for any claims to be arbitrated as a class, consolidated, collective or representative action. This Agreement shall be adjudicated in accordance with the applicable state or federal law which would be applied by a United States District Court sitting in the city where the dispute arose. All actions or proceedings arising in connection with this Agreement shall be in the county where Employee worked at the time the dispute arose.
14.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
15.Severability. If any provision of this Agreement is deemed to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining parts shall not be affected.

16.Entire Agreement. This Agreement and the Employee’s continuing post-employment obligations in the At-Will, Confidentiality & Inventions Agreement executed by Employee on June 16, 2017, and the Arbitration Agreement (together, the “Prior Agreements”), contain all of the terms and conditions agreed upon by the Parties regarding the subject matter of this Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, by either the Parties hereto or their attorneys, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force or effect, with the exception of the Prior Agreements. Employee agrees that Employee remains bound by the Prior Agreements and that the Company shall have the right to enforce both the Prior Agreements and this Agreement. Notwithstanding the Prior Agreements, Employee is not precluded from engaging in any public job posting or hiring any employee of the Company who (i) initiates discussions regarding employment on their own accord or (ii) responds to any public job posting on their own accord. No modifications of this Agreement can be made except in writing signed by Employee and an authorized representative of the Company. Notwithstanding anything in this paragraph, the remaining terms and conditions of any award, notice, and/or agreement regarding any equity award granted to Employee and the terms and conditions of the applicable plans corresponding thereto, including all terms relating to the forfeiture and cancelation of such grants, shall remain unchanged and in full force and effect.

17.Denial of Liability. Employee expressly recognizes that this Agreement shall not in any way be construed as an admission by the Company of any unlawful or wrongful acts whatsoever. The Company expressly denies any breach of any contracts, policies or procedures, or a violation of any local, state or federal law or regulation. Accordingly, this Agreement shall not be admissible as evidence against, or as an admission by, any party except that the Agreement may be introduced in any proceeding to enforce the Agreement.

18.Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

19.Section 409A. This Agreement shall be interpreted so that any payments and benefits provided for under this Agreement shall either comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) so that Employee is not subject to any taxes, penalties or interest under Section 409A. This provision, however, shall not be construed as a guarantee by the Company of any particular tax effect to the Employee under the Agreement, and no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Employee or any other individual to the Company and the Company shall have no obligation to indemnify or hold harmless any person with regard to any taxes, interest or penalties imposed under Section 409A.

20.Notice and Cure: In the event that either Party (the "Noticing Party") believes that the other Party (the "Responding Party") has failed to perform any of its obligations under this Agreement, the Noticing Party shall provide the Responding Party with written notice of such alleged non-compliance detailing the specific nature of the alleged failure (the "Non-Compliance Notice") and allow the Responding Party seven (7) days (the “Cure Period”) to cure the alleged non-compliance or provide written response to the Noticing Party explaining why the Responding Party believes it/she is not in breach of the Agreement. Only after the Cure Period can the Noticing Party pursue any remedies available under this Agreement or at law or in equity.

21.Knowing and Voluntary Agreement. Without detracting in any respect from any other provision of this Agreement:
aEmployee, in consideration of the Transition Period and the opportunity to receive the Severance as described in this Agreement, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Employee has or may have against the Company as set forth herein, and Employee has no physical or mental impairment of any kind that has interfered with Employee’s ability to read and understand the meaning of this Agreement or its terms, and that Employee is not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.
bEmployee understands that, by entering into this Agreement, Employee does not waive rights or claims that may arise after the date of Employee’s execution of this Agreement, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Agreement.
cEmployee agrees and acknowledges that the consideration provided to Employee under this Agreement is in addition to anything of value to which Employee is already entitled.

dThe Company hereby advises Employee to consult with an attorney prior to executing this Agreement.
eEmployee acknowledges that they were informed that they had at least twenty-one (21) days in which to review and consider this Agreement (although Employee may by Employee’s own choice execute this Agreement earlier), and Employee has seven (7) days following the execution of this Agreement by Employee to revoke the Agreement (the “Revocation Period”).
fEmployee and the Company agree that any changes to this Agreement, material or otherwise, do not re-start the running of the original 21-day period.
22.Accepting this Agreement. To accept this Agreement, Employee must sign it no later than October 17, 2024 (the “Deadline”). Employee understands that the Transition Agreement shall be null and void if not executed by the Deadline. Employee may revoke this Agreement only by giving the Company formal, written notice of Employee’s revocation addressed to the Company’s Chief Legal Officer (8750 North Central Expressway, Suite 1400, Dallas, TX 75231), to be received by the Company by no later than the close of business on the seventh (7th) calendar day following Employee’s execution of this Agreement. If Employee does not revoke this Agreement, the eighth day after Employee’s execution of the Agreement shall be the “Effective Date”.
THE SIGNATORIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT. THE PARTIES HAVE HAD THE OPPORTUNITY TO HAVE THE CONTENTS OF THIS AGREEMENT FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS. THE SIGNATORIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES MADE TO ANY SIGNATORY ABOUT THIS AGREEMENT, AND TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE SIGNATORIES ARE SIGNING THIS AGREEMENT VOLUNTARILY.
PLEASE READ CAREFULLY
THIS CONFIDENTIAL TRANSITION SEPARATION AND GENERAL RELEASE AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Confidential Transition and Separation and General Release Agreement on the dates set forth below.

I, Jeanette Teckman, acknowledge that I have been advised to consult with a lawyer prior to signing this Agreement. I knowingly and voluntarily accept and agree to these terms.
ACCEPTED AND AGREED:

/s/ Jeanette Teckman	DATE:	10/1/2024
Jeanette Teckman

Match Group Americas, LLC

By: /s/ Sean Edgett	DATE:	10/1/2024
Name: Sean Edgett
Title: Chief Legal Officer and Secretary

SEPARATION GENERAL RELEASE
I, Jeanette Teckman (“Employee”), in exchange for good and valuable consideration as set forth more fully in section 3 of the Transition and Separation Agreement between me and Match Group Americas, LLC (“Match” or “the Company”), dated ___________________ (the “Transition Agreement”), the receipt and adequacy of which is hereby acknowledged, for myself and on behalf of my successors, representatives, agents, assigns, executors, administrators and heirs (collectively, the “Releasors”), hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries, parents, successors, affiliates and assigns, and the present and former directors, officers, employees, agents, shareholders and insurers of any of them (such persons, together with each member of the Company, referred to herein collectively as the “Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damage, demands, accountings or liabilities of whatever kind and character (collectively, “Claims”) any of the Releasors ever had or now has, or hereafter may have, for any reason whatsoever, whether or not I am presently aware of those rights, (i) arising out of or in any way relating to my employment with, and service to, the Company or the separation of my employment or services; or (ii) any events regarding Employee’s employment that occurred, existed or arose on or prior to the date hereof, including, without limitation, Claims under any federal, state, local or foreign law; breach of contract; fraud or misrepresentation; intentional or negligent infliction of emotional distress; breach of the covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; or unlawful employment practices.
This includes, without limitation, a release to the fullest extent permitted by law of all rights and claims arising on or before the date I sign this Separation General Release, involving Claims under (i) Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company subject to the terms and conditions of such plan and applicable law), and the Family and Medical Leave Act; (ii) any other claim (whether based on any federal, state, or local law, statutory or decisional) relating to or arising out of Employee’s employment, the terms and conditions of such employment, the separation of such employment, and/or any of the events relating directly or indirectly to or surrounding the separation of that employment, including but not limited to breach of contract (express or implied), wrongful discharge, retaliation, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iii) any claim for attorneys’ fees, costs, disbursements and/or the like related to the released Claims. With respect to unknown claims, I expressly waive (and understand the significance of doing so) all rights I might have under any law that is intended to protect me from waiving such claims.
Notwithstanding anything in this release, the foregoing release does not release or impair: (a) the Company’s promises and obligations under the Transition Agreement; (b) any rights under any grants of stock options, restricted stock, or other forms of equity that may have been provided to me during my employment (such grants to be governed by the applicable equity plan and grant agreement(s)); (c) any rights under applicable workers compensation laws; (d) any vested rights under a qualified retirement plan; (e) any other claims that cannot lawfully be released; (f) my ability to respond truthfully to a valid subpoena issued by, file a charge with, or participate in any investigation conducted by, a governmental agency; (g) any claims arising after the date of my execution of this Agreement; or (h) any indemnification rights that would exist for the benefit of former employees of the Company in the absence of this Agreement.

By signing this Separation General Release, I hereby acknowledge and confirm the following: (i) I have been advised by the Company of my right to consult with an attorney if I so choose in connection with my separation of employment prior to signing this Separation General Release; (ii) I have been given at least twenty-one (21) days to consider the terms of this Separation General Release and have seven (7) calendar days following my execution of this Agreement to revoke it in writing; (iii) I am providing the release and discharge set forth in this paragraph only in exchange for consideration in addition to anything of value to which I am already entitled; and (iv) I knowingly and voluntarily accept the terms of this Separation General Release.
Nothing in this Separation General Release shall prohibit or restrict Employee, the Company, or the Company’s attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Separation General Release or as required by law or legal process; or (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, including, but not limited to, filing a charge with the Equal Employment Opportunity Commission (“EEOC”) and/or pursuant to the Sarbanes-Oxley Act; provided that, to the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, the disclosing party gives prompt written notice to the other party so as to permit such other party to protect such party’s interests in confidentiality to the fullest extent possible.
In order to accept this Separation General Release and receive the separation pay and benefits provided in Section 3 of the Transition and Separation Agreement, I acknowledge that I must sign and return this Separation General Release to the Company on (and not before) the Resignation Date, or by no later than five (5) business days following the Resignation Date. By signing this Separation General Release I acknowledge that I have read this Separation General Release carefully and understand all of its terms. Further, I acknowledge that I am entering into this Separation General Release voluntarily and of my own free will. In signing this Separation General Release, I acknowledge that I have not relied on any statements or explanations made by anyone associated with or employed by the Company.
I UNDERSTAND THAT THIS WAIVER WILL NOT BE ACCEPTED IF SIGNED PRIOR TO MY ACTUAL SEPARATION DATE. THE COMPANY’S OBLIGATIONS TO PROVIDE SEVERANCE BENEFITS WILL NOT BECOME EFFECTIVE UNTIL AFTER I SIGN THIS SEPARATION GENERAL RELEASE.
AGREED AND ACCEPTED BY:
Signature:                        Dated: ___________________
        Jeanette Teckman